Exhibit 5.1

                             RICHARDSON & PATEL, LLP
                              405 Lexington Avenue
                                   26th Floor
                            New York, New York 10001


January 11, 2008

Home Director, Inc.
1475 S. Bascom Avenue, Suite 210
Campbell, California 95008

Ladies and Gentlemen:

     We have acted as counsel to Home Director, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to shares (the "Shares") of common stock, par value $0.01 per share (the "Common Stock"), of the Company to be issued pursuant to a Plan to Issue Shares for Legal Services, dated January 10, 2008 (the "Plan"), as approved by the Company's board of directors pursuant to a written consent dated as of January 9, 2008 (the "Consent").

     We have examined the Company's charter documents, the Registration Statement, the Plan and the Consent. We also have examined duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

     In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

     Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, upon issuance and delivery in accordance with the Plan, the Shares will be validly issued, fully paid and nonassessable.

     We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. Except as stated herein, this opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

/s/ Richardson & Patel LLP
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RICHARDSON & PATEL LLP


KF


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